Exhibit 4.31

Schedule of Material Differences between:

•    the Cooperation Agreement, dated as of February 14, 2011, between China Mobile Communications Corporation and Beijing Tianying Jiuzhou Network Technology Co., Ltd. entered into in 2011, filed as Exhibit 10.25 to the Registration Statement on Form F-1 (File No. 333-173666) (“Cooperation Agreement 2011”),

•    the Cooperation Agreement, dated as of April 24, 2013, between China Mobile Communications Corporation and Beijing Tianying Jiuzhou Network Technology Co., Ltd. entered into in 2013 (“Cooperation Agreement 2013”),

•    the Cooperation Agreement, dated as of June 20, 2014, between China Mobile Communications Corporation and Beijing Tianying Jiuzhou Network Technology Co., Ltd. entered into in 2014 (“Cooperation Agreement 2014”), and

•    the Cooperation Agreement, dated as of September 16, 2015, between China Mobile Communications Corporation and Beijing Tianying Jiuzhou Network Technology Co., Ltd. entered into in 2015 (“Cooperation Agreement 2015”).

Material difference	Cooperation Agreement 2011	Cooperation Agreement 2013	Cooperation Agreement 2014	Cooperation Agreement 2015

Article 1. Content of Cooperation — Section 1.1

“Party B agrees to produce solely for Party A three kinds of multimedia message products namely ‘GoTone Phoenix Weekly’, ‘GoTone Phoenix Observer’, and ‘Phoenix Express’ based on the programs of Phoenix Satellite TV. Among which, one ‘GoTone Phoenix Observer’ message will be transmitted on a daily basis (excluding Saturday), one ‘GoTone Phoenix Weekly’ message will be transmitted on each Saturday, and three ‘Phoenix Express’ messages will be transmitted irregularly in each month.”

“Party B agrees to produce solely for Party A two kinds of multimedia message products namely ‘GoTone Phoenix Weekly’ and ‘GoTone Phoenix Observer’ based on the programs of Phoenix Satellite TV. Among which, one ‘GoTone Phoenix Observer’ message will be transmitted on Monday, Wednesday, and Saturday each, two ‘GoTone phoenix Weekly’ message will be transmitted on a daily basis.”

“Party B agrees to produce solely for Party A two kinds of multimedia message products namely ‘GoTone Phoenix Weekly’ and ‘GoTone Phoenix Observer’ based on the programs of Phoenix Satellite TV. Among which, one ‘GoTone Phoenix Weekly’ message will be transmitted on Monday, Wednesday, and Saturday each, two “GoTone Phoenix Observer” message will be transmitted on a daily basis.”

“Details on the content of cooperation provided by Party B to Party A are as set out in the scheduled Party A Project Specifications (Schedule II) and Party B’s responses.”

Article 1. Content of Cooperation — Section 1.2

“Party B agrees that Party A shall have the right to purchase the multimedia message products produced by Party B solely for Party A pursuant to Section 1.1 hereof.

If changes to such multimedia message products are required, which changes include but not limited to changes to the title, content and delivery frequency of such multimedia message products, such changes may be carried out upon mutual agreement and written confirmation of the Parties.

Party B covenants that it shall not provide, with or without consideration, such multimedia message products to any third party other than Party A.”

“ Party B agrees that Party A shall have the right to purchase the multimedia message products produced by Party B solely for Party A pursuant to Section 1.1 hereof.

Party B covenants that (1) it shall not provide, with or without consideration, such multimedia message products to any third party other than Party A; and (2) it shall not use such multimedia message products in its own name, unless such use if for the purpose of this Agreement.”

N/A — This article remains the same as Cooperation Agreement 2013

“The information service cooperation period for ‘GoTone Phoenix Mobile Newspaper’ during 2015 is between January 1 and December 31. The time limits for other contents of cooperation are as set out below:

(1) Phase I service period: from the date the contract is signed through December 31, 2015;
(2) Phase II service period: if the fiscal year 2016 connected transactions between Party A and Party B are approved by the shareholders of Party B’s parent (Phoenix Satellite Television Holdings Limited) at the shareholders’ general meeting, the Phase II service period will begin from the later of (i) the date of such approval or (ii) January 1, 2016; and the total length of the Phases I and II service periods will be one year;
(3) In the event that the fiscal year 2016 connected transactions between Party A and Party B are not approved by the shareholders of Party B’s parent (Phoenix Satellite Television Holdings Limited) at the shareholders’ general meeting, this contract shall terminate; and the two parties will settle payments with respect to the service contents completed during the Phase I service period on the basis of the actual extent of completion.”

Article 1. Content of Cooperation — Section 1.3 (in 2011)

“Party B agrees that during the period of cooperation, both Parties shall jointly explore the wireless ad business on the basis of the foregoing multimedia message products and a back charge pattern, the specific cooperation model of which shall be subject to a separate supplemental agreement of the Parties.”

		N/A— this article is deleted	N/A — this article is deleted	N/A — this article is deleted; all content of cooperation is consolidated under Section 2.2.1, “Information Services”: (Party A Project Specifications is as set out below: 2.2.1. Information Services

		Product		2015 Procurement Requirements
	Information Services	Mobile Newspaper	GoTone Phoenix Series Mobile Newspaper	“GoTone Phoenix Weekly” and “GoTone Phoenix Observer” series mobile newspaper 2015 full year information

			Mobile Newspaper Products Annual Satisfaction Survey	Once
		Phoenix Forum Events		No fewer than 25 events.

		Phoenix Reading Club		No fewer than 750 person-times; and a minimum of 10 events in 6 cities.

		Media Resources	iFeng.com media report	No fewer than 200 times

			iFeng.com tier-1 channel	1

			iFeng.com 10086 dedicated zone	1

			iFeng.com large special report	No fewer than 5 series.

			Mobile newspaper report	No fewer than 140 times

			Promotion entry points	No fewer than 10 entry points

		Content Resources	Phoenix Video broadcasts	No fewer than 500 series

			Phoenix reading contents	No fewer than 100 books

			News contents	Real-time update, and at least 50 pieces each day

—such specifications shall be satisfied and surpassed)

Article 1. Content of Cooperation — Section 1.3.1

“Party A and Party B shall conduct jointly the “GoTone Current Affairs Forum” activity: Party A shall provide site and host Party B, while Party B shall provide hosts and lecturers who shall perform no less than thirty-one (31) tour presentations throughout the country.”

“Party A and Party B shall conduct jointly the “GoTone Current Affairs Forum” activity: Party A shall provide site, organize activity, and host Party B, while Party B shall provide hosts and lecturers who shall perform no less than fifty (50) tour presentations throughout the country.

In combination with the “GoTone Phoenix Current Affairs Forum” and in light of the current hot spots of the society, Party B shall conduct reading activities in collaboration with Party A and present ten thousand (1,000) gift books to Party A in support of the “GoTone Phoenix Current Affairs Forum” activity. The list of the books shall be determined by both Parties through negotiation.”

“Party A and Party B shall conduct jointly the “GoTone Current Affairs Forum” activity: Party A shall provide site, organize activity, and host Party B, while Party B shall provide hosts and lecturers who shall perform no less than fifty (50) tour presentations throughout the country.

In the meantive, Party B shall conduct niche and exclusive reading activities in colloaboration with Party A, while Party A shall be responsible for inviting customers to attend the activities and Party B shall be responsible for provide site and organize activities. Party B shall conduct no less than fifty (50) activities during the cooperation period and ensure that a quota of thirty (30) people will be assigned to Party A for each activity.”

N/A — this article is deleted

Material difference	Cooperation Agreement 2011	Cooperation Agreement 2013	Cooperation Agreement 2014	Cooperation Agreement 2015

Article 1. Content of Cooperation — Section 1.3.2

“Based on the blueprint of the limited-distribution edition of the ‘Phoenix Weekly’ which is distributed in the mainland area of China, Party B shall make available to Party A prior to the fifteenth (15th) date of each month Twenty Thousand (20,000) copies of the premium edition of the ‘Phoenix Weekly’, which edition shall contain all the contents of the third issue of the ‘Phoenix Weekly’ of each month and the digest of no less than eight (8) sheets (sixteen (16) pages) of the first two issues of the ‘Phoenix Weekly’ of the then current month. Concurrently, Party B shall provided to Party A’s clients the electronic edition of the ‘Phoenix Weekly’ magazine for free, the realization of which to be determined by both Parties through negotiation.”

“Based on Party A’s demand and by incorporating information of both parties products and services and Party B’s media resources, Party B should develop and operate a customer-end product for Party A’s customer with information, service, sales and communication functions.”

Party B will provide a series of services related to the operation and support of “Customers Club”, planning of activities, liaison, information collection, data analysis and dissemination package to Party A. Based on Party A’s demand and by incorporating information of both parties’ products and services and Party B’s media resources, Party B should develop and operate a customer-end product for Party A’s customer with information, service, sales and communication functions, and continue to improve such product as required by Party A.”

N/A — this article is deleted

Article 1. Content of Cooperation — Section 1.3.3

“In combination with the “GoTone Phoenix Current Affairs Forum” and in light of the current hot spots of the society, Party B shall conduct reading activities in collaboration with Party A and present ten thousand (1,000) gift books to Party A in support of the “GoTone Phoenix Current Affairs Forum” activity. The list of the books shall be determined by both Parties through negotiation.”

		N/A — This article is moved to Article 1.3.1	N/A — This article is moved to Article 1.3.1	N/A — this article is deleted

Article 1. Content of Cooperation — Section 1.3.4

“In support of Party A’s daily marketing endeavors, Party B shall provide news coverage and dissemination services for Party A through Phoenix Satellite TV (no less than 24 times a year), GoTone Phoenix Mobile Newspaper (no less than 60 times a year), 3g.ifeng.com (no less than 40 times a year), and Phoenix Mobile TV (a video application, no less than 35 times a year).”

“In support of Party A’s daily marketing endeavors, Party B shall provide news coverage and dissemination services for Party A through Phoenix Satellite TV (no less than 32 times a year) and broadcast Party A’s selective Affairs Forum (no less than two periods).” This article is moved to Section 1.3.3

“In support of Party A’s daily marketing endeavors, Party B shall provide media coverage for Party A’s relevant activities through www.ifeng.com no less than 400 times a year and large special reports no less than five times a year.” This article is moved to Section 1.3.3

N/A — this article is deleted

Article 1. Content of Cooperation — Section 1.3.5

“Party B shall set up for Party A a “GoTone VIP Current Affairs Forum”, a first-class channel, at www.ifeng.com and give extensive publicity to such channel and the activities thereof by using Phoenix website’s internal resources (Banner, Focus Picture, Text Link and etc.) and partners’ media resources. Party B shall ensure average daily website hits of over 4,000,000 times. Party B shall, after editing the wording, pictures or videos from the Affairs Forum and after obtaining speakers’ approval, broadcast such information on the GoTone VIP Current Affairs Forum channel. Party B shall also set up a service and sales section in the relatively important spot in the website for Party A to promote Party A’s service in the long term, and broadcast and

“Party B shall set up for Party A a “GoTone VIP Current Affairs Forum”, a first-class channel, at www.ifeng.com and give extensive publicity to such channel and the activities thereof by using Phoenix website’s internal resources (Banner, Focus Picture and Text Link etc.). Party B shall ensure average daily website hits of over 5,500,000 times. Party B shall, after editing the wording, pictures or videos from the Affairs Forum and after obtaining speakers’ approval, broadcast such information on the GoTone VIP Current Affairs Forum channel. Party B shall also set up a service and sales section (10086.ifeng.com), promote Party A’s service in the relatively important spot in the website for Party A in the long term, broadcast and disseminate news coverage or videos of Party

N/A — this article is deleted

		disseminate news coverage or videos of Party A.” As Section 1.3.4; Section 1.3.5 is deleted	A, and ensure average daily section hits of over 500,000.” As Section 1.3.4, Section 1.3.5 is deleted

Article 1. Content of Cooperation — Section 1.4.	“The term of cooperation between Party A and Party B shall commence on January 1, 2011 and end on December 31, 2011.”	“The term of cooperation between Party A and Party B shall commence on January 1, 2013 and end on December 31, 2013.”	“The term of cooperation between Party A and Party B shall commence on January 1, 2014 and end on December 31, 2014.”	N/A — this article is deleted

Article 2. Contract Price; Terms and Method of Payment — Section 2.1

“The contract price hereof shall be the price for the information purchased hereunder, which shall be calculated as follows: Party A shall pay Party B a price for the information products purchased during the period of January 1, 2011 through December 31, 2011, while Party B shall provide Party A with free information products made during the period of November 1, 2010 through December 31, 2010. The total contract price hereof shall be Fifty-eight Million Eight Hundred Thousand Renminbi (RMB58,800,000)…”

“The contract price hereof shall be the price for the information purchased hereunder, which shall be calculated as follows: Party A shall pay Party B a price for the information products purchased during the period of January 1, 2013 through December 31, 2013. The total contract price hereof shall be Fifty-two Million Eight Hundred Thousand Renminbi (RMB52,800,000)…”

“The contract price hereof shall be the price for the information purchased hereunder, which shall be calculated as follows: Party A shall pay Party B a price for the information products purchased during the period of January 1, 2014 through December 31, 2014. The total contract price hereof shall be Forty Million Renminbi (RMB40,000,000)…”

“The contract price hereof shall be the price for information purchased hereunder, which shall be calculated as follows: For the information products purchased during the cooperation period, Party A shall pay Party B a total contract price of RMB19,790,000.00, inclusive of 6% VAT of an amount of RMB1,120,188.68; and the contract price net of VAT shall be RMB18,669,811.32. Except as otherwise expressly provided herein, the foregoing price shall be a tax-inclusive price and shall cover all of the Party B’s costs in connection with its performance of this contract. Unless otherwise consented to in writing by Party A, Party A will not pay any additional amounts.”

Material difference	Cooperation Agreement 2011	Cooperation Agreement 2013	Cooperation Agreement 2014	Cooperation Agreement 2015

Article 2. Contract Price; Terms and Method of Payment — Section 2.2

“Payment hereunder shall be made by Party A through wire transfer as described below:

In January 2011, Party B shall issue to Party A an official invoice in the amount of Eleven Million Seven Hundred and Sixty Thousand Renminbi (RMB11,760,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within ten (10) days of receiving such invoice;

In September 2011, Party B shall issue to Party A an official invoice in the amount of Thirty-five Million Two Hundred and Eighty Thousand Renminbi (RMB35,280,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within ten (10) days of receiving such invoice; and

In January 2012, Party B shall issue to Party A an official invoice in the amount of Eleven Million Seven Hundred and Sixty Thousand Renminbi (RMB11,760,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within ten (10) days of receiving such invoice.”

“Payment hereunder shall be made by Party A through wire transfer as described below:

In May 2013, Party B shall issue to Party A an official invoice in the amount of Ten Million Fifty Hundred and Sixty Thousand Renminbi (RMB10,560,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within thirty (30) days of receiving such invoice;

In September 2013, Party B shall issue to Party A an official invoice in the amount of Thirty-one Million Six Hundred and Eighty Thousand Renminbi (RMB31,680,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within thirty (30) days of receiving such invoice; and

Once the term of the cooperation ends and all of Party B’s obligations are completed, Party B shall issue to Party A an official invoice in the amount of Ten Million Five Hundred and Sixty Thousand Renminbi (RMB10,560,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within thirty (30) days of receiving such invoice.”

“Payment hereunder shall be made by Party A through wire transfer based on the progress of cooperation:

Upon the fulfillment of 50% of the multimedia message services, Party B shall issue to Party A an official invoice (one orignal and one photocopy of the VAT invoice) in the amount of Eight Million Renminbi (RMB8,000,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within thirty (30) days of receiving such invoice;

Upon the fulfillment of 80% of the multimedia message services, Party B shall issue to Party A an official invoice (one orignal and one photocopy of the VAT invoice) in the amount of a Twenty-four Million Renminbi (RMB24,000,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within thirty (30) days of receiving such invoice; and

Once the term of the cooperation ends and all of Party B’s obligations are completed, Party B shall issue to Party A an official invoice (one orignal and one photocopy of the VAT invoice) in the amount of Eight Million Renminbi (RMB8,000,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within thirty (30) days of receiving such invoice.”

“Payment hereunder shall be made by Party A through wire transfer based on the progress of cooperation:

Upon the fulfillment of 50% of the Mobile Newspaper services, Party B shall issue to Party A both an original copy and a duplicate copy of a VAT invoice specifying the contract number in an amount equal to 20% of the total contract price or RMB3,958,000.00. Party A shall pay such amount to Party B within thirty (30) days from its receiving and confirming the accuracy of said invoice;

Upon the fulfillment of 80% of the Mobile Newspaper services, Party B shall issue to Party A both an original copy and a duplicate copy of the VAT invoice specifying the contract number in an amount equal to 40% of the total contract price or RMB7,916,000.00. Party A shall pay such amount to Party B within thirty (30) days from its receiving and confirming the accuracy of said invoice;

Upon full completion of the cooperation and performance by Party B of all of its obligations hereunder, Party B shall issue to Party A both an original copy and a duplicate copy of the VAT invoice specifying the contract number in an amount equal to 40% of the total contract price or RMB7,916,000.00. Party A shall pay such amount to Party B within thirty (30) days from its receiving and confirming the accuracy of said invoice.”

Article 3. Party A’s Rights and Obligations — Section 3.2

“During the period of cooperation between the Parties, Party A shall have the absolute discretion to conduct business operations in connection with the foregoing multimedia message products and the contents thereof, which business operations include but not limited to user credit exchange, mobile market subscription and download, and wireless ad business.”

“During the period of cooperation between the Parties, Party A shall have the absolute discretion to conduct business operations in connection with the foregoing multimedia message products and the contents thereof, which business operations include but not limited to user credit exchange and mobile market subscription download.”

N/A — This article remains the same as Cooperation Agreement 2013.

“During the period of cooperation between the Parties, Party A shall have the right to manage the foregoing mobile newspapers and their contents independently (including but not limited to the development of customer points redemption programs based on such mobile newspapers).”

Article 3. Party A’s Rights and Obligations — Section 3.4

“With respect to the relevant supporting resources provided by Party B for free, Party A shall have the right to decide the manner in which such resources shall be used and the various costs and expenses of Party B in using such resources.”

	N/A — This article remains the same as Cooperation Agreement 2011.	“With respect to the relevant supporting resources provided by Party B for free, Party A shall have the right to decide the manner in which such resources shall be organized, designed and used.”	N/A — this article is deleted

Article 4. Party B’s Rights and Obligations — Section 4.2

“Party B shall be responsible for the design, development, production, maintenance, and updates of the content of the ‘GoTone Phoenix Weekly’, ‘GoTone Phoenix Observer’, and ‘Phoenix Express’, and the foregoing multimedia message products shall contain contents that cover current affairs, finance, entertainments, sports, culture, science and technology, fashion, and military affairs.”

“Party B shall be responsible for the design, development, production, maintenance, and updates of the content of the ‘GoTone Phoenix Weekly’ and ‘GoTone Phoenix Observer’, and the foregoing multimedia message products shall contain contents that cover current affairs, finance, entertainments, sports, culture, science and technology, fashion, and military affairs.”

N/A — This article remains the same as Cooperation Agreement 2013.

“Party B shall be responsible for the conception, development, production, maintenance and update of the content of ‘GoTone Phoenix Monitor’ and ‘GoTone Phoenix Weekly’; said mobile newspapers shall include contents of various fields, such as current affairs, finance and economy, entertainment, sports, culture, science and technology, fashion, military.”

Material difference	Cooperation Agreement 2011	Cooperation Agreement 2013	Cooperation Agreement 2014	Cooperation Agreement 2015

Article 4. Party B’s Rights and Obligations — Section 4.3

“Party B covenants that the foregoing multimedia message products will be sold to Party A exclusively, for which products Party B will only provide content support, and that Party B will not sell such multimedia message products to or in collaboration with any third party other than Party A.”

“Party B covenants that the foregoing multimedia message products will be sold to Party A exclusively, for which products Party B will only provide content support, and that Party B will not sell such multimedia message products to or in collaboration with any third party other than Party A and its affiliated companies”.

N/A — This article remains the same as Cooperation Agreement 2013.

“Party B covenants that the foregoing mobile newspapers will be sold to Party A exclusively, for which products Party B will only provide content support; and that Party B will not sell, either on its own or in collaboration with any third party, such mobile newspapers to any person other than Party A and its affiliates.”

Article 8. Breach of Obligation — Section 8.6	“If any Party is in breach of the confidentiality provisions hereof, such Party shall pay to the non-breaching Party a liquidated damage at 1% of the total contract price hereof.”

“If any Party is in breach of the confidentiality provisions hereof, such Party shall pay to the non-breaching Party a liquidated damage at 1% of the total contract price hereof, and bear all expenses thereof incurred.”

N/A — This article remains the same as Cooperation Agreement 2013.

“If any Party is in breach of the confidentiality provisions hereof, such Party shall pay to the non-breaching Party an amount equal to ten percent (10%) of the total contract price hereunder as liquidated damages, and shall bear any and all expenses incurred in connection with claims arising from such breach.”

Article 4. Party B’s Rights and Obligations — Section 4.6

“Party B shall assist Party A in providing consulting services to Party A’s clients and in handling and resolving their complaints. With respect to complaints arising out of causes attributable to Party B, it shall handle and resolve the same within forty-eight (48) hours.”

“Party B shall assist Party A in providing consulting services to Party A’s clients and in handling and resolving their complaints. With respect to complaints arising out of causes attributable to Party B, it shall handle and resolve the same within eight (8) hours.”

			N/A — This article remains the same as Cooperation Agreement 2013.	N/A — this article is deleted

Article 13. Exhibits	N/A

Exhibit 1. Licensed Trademark Exhibit 2. Trademark License Agreement, dated November 24, 2009, between Tianying Jiuzhou and Phoenix Satellite Television Trademark Limited Exhibit 3. Agreement of integrity and good faith.

Exhibit 1. Licensed Trademark Exhibit 2. Trademark License Agreement, dated November 24, 2009, between Tianying Jiuzhou and Phoenix Satellite Television Trademark Limited Exhibit 3. Agreement of integrity and good faith.

N/A — this article is deleted